OMNI ENERGY SERVICES CORP.
                                AND
                         ROBERT F. NASH

             EMPLOYMENT AND NON-COMPETITION AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into on this 17th day of August 1998, by and between OMNI ENERGY SERVICES CORP., a Louisiana corporation (the "Company"), and ROBERT F. NASH, a resident of the State of Texas (the "Employee").

     WHEREAS, the Company desires to obtain the services of the Employee upon the terms and conditions contained herein; and

     WHEREAS, the Employee desires to provide his services to the Company upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT The Company has agreed to hire Employee and the Employee has agreed to be employed by the Company upon the terms and conditions hereinafter set forth.

     2. TERM. Subject to the provisions for termination as hereinafter provided, the term of Employee's employment with the Company shall commence on September 1, 1998 and shall expire on September 7, 1999, except that the provisions of Paragraphs 8 and 9 of this Agreement shall survive the termination of this Agreement for the periods set forth therein.

     3. COMPENSATION. Subject to adjustment pursuant to Paragraph 5 hereof, the Company shall compensate the Employee as follows (which compensation shall be in addition to any additional compensation otherwise available to Employee pursuant to Paragraph 4 hereof):

          (a) Base salary of One Hundred Fifty Thousand Dollars ($150,000) per annum during the term of this Agreement.

          (b) Guaranteed bonus of Seventy-five Thousand Dollars ($75,000) per annum payable in equal monthly installments of $6,250 during the term of this Agreement.

          (c) Options to acquire 150,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), which shall be granted within three business days of September 1, 1998, shall have an exercise price equal to the fair market value of such stock on the date of grant, and shall be granted under the Stock Incentive Plan of the Company and pursuant to that certain option agreement attached hereto as Exhibit "A."

     4. OTHER BENEFITS. Employee shall be entitled to participate in all employee benefit plans or arrangements that the Company makes generally available now or in the future to its executive officers, such as vacation, sick leave, life insurance, health insurance, long-term disability insurance, retirement and incentive bonus plans. Any payments or benefits payable to Employee hereunder in respect of any calendar year during which Employee is employed by the Company for less than the entire year shall, unless otherwise provided in the applicable Benefit Plan, be prorated in accordance with the number of days in such calendar year during which he is so employed. To the extent consistent with each such Benefit Plan, Employee's base salary shall be considered the base salary and guaranteed bonus set forth in Sections 3(a) and (b) of this Agreement for purposes of the Benefit Plans.

     Employee shall be reimbursed all usual and customary out-of-pocket, third party expenses of relocation to the Carencro-Lafayette, Louisiana area in an amount up to $25,000 and shall be reimbursed for living expenses in the Carencro-Lafayette area, including the costs of an apartment, utilities and phone service; all upon presentation of documentation sufficient for federal income tax purposes.

     Employee shall be entitled in each year, at a time convenient to the Company, to a vacation of four weeks on the same policies as applicable to employees of the Company generally and during which his salary will be paid in full.

     5. CHIEF EXECUTIVE OFFICER AND ADDITIONAL BENEFITS. If on or before August 31, 1999 Employee is named Chief Executive Officer by the Board of Directors, Employee and the Company will enter into a new agreement, the terms and conditions of which shall be identical to this Agreement, except that (i) the term of such agreement shall be extended so as to expire on the third anniversary of the effective date of the naming of Employee as Chief Executive Officer (the "Promotion Date"), (ii) unless earlier terminated, the term of such agreement will be automatically extended by one year on each anniversary of the Promotion Date and (iii) Employee's combined base salary and guaranteed bonus shall be increased to $300,000 per annum.

     6. DUTIES. During the term of this Agreement, Employee shall serve as Chief Operating Officer and Executive Vice President with powers, authority and functions commensurate with such positions, shall report to the Chairman and the Chief Executive Officer or Board of Directors, and shall perform such duties, commensurate with such positions, as are assigned to him by the Chairman and the Chief Executive Officer or Board of Directors.

     7. TERMINATION. This Agreement may be terminated at any time by the Company, without prior notice, for cause or for breach of any obligation of Employee to Company, in which case this Agreement shall terminate without further obligation to the Company other than for obligations that have accrued to the date of termination, which obligations shall be paid in a lump sum in cash within 30 days of the date of termination. Upon termination of this Agreement by the Company without cause or in the absence of a breach of an obligation of Employee to the Company, the Company shall pay to Employee, in addition to all amounts or compensation to which he is entitled pursuant to the Company's termination policies and plans then in effect, if any, as severance pay, an amount equal to the greater of (i) the remaining base salary and guaranteed bonus pursuant to Paragraphs 3(a) and (b) of this Agreement for the remainder of the term set forth in Paragraph 2 hereof or (ii)$112,500 in one payment within 10 business days of such termination.

     This Agreement may be terminated at any time by the Employee on four weeks prior written notice, in which case this Agreement shall terminate without further obligation to the Company other than for obligations that have accrued to the date of termination, which obligations shall be paid in a lump sum in cash within 30 days of the date of termination.

     For purposes of this Agreement, the Company shall have "cause" for termination of Employee's employment hereunder upon the occurrence of any of the following: (i) the continued failure by Employee to substantially perform his material duties hereunder according to objective written standard(s) as provided from time to time by the Board of Directors consistent with Employee's duties as set forth in Paragraph 6, and with generally accepted industry standards for chief operating officers of similar companies, after demand for substantial performance is delivered by the Company to Employee in writing, which demand shall set forth the objective standard(s) which the Company believes have not been met, and after a reasonable period of time, not less than thirty (30) days, shall have elapsed after said Notice during which Employee shall have an opportunity to cure the alleged deficiency, (ii) the Employee's conviction of a felony, (iii) any acts of dishonesty or deceit by the Employee involving the Company's business or his performance of his duties hereunder, or (iv) a material breach of any fiduciary duty of loyalty owed to the Company by the Employee. Any act, or failure to act, by Employee that is based upon authority given pursuant to instructions from the Chief Executive Officer or pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall not constitute "cause" for termination of Employee's employment with the Company.

     8. CONFIDENTIALITY AND NON-DISCLOSURE OF INFORMATION. Employee agrees that the names of the Company's customers and its pricing structure, processes, operations, marketing programs, sales techniques, designs, specifications and other trade secrets which are not part of the public domain and not reasonably discoverable except by virtue of employment with the Company, (collectively referred to herein as "Proprietary Information") are valuable, special and unique assets of the Company. Employee will not, during the term of Employee's employment hereunder and for a period expiring two (2) years after the termination of Employee's employment under this Agreement (one (1) year if terminated without cause or absent a breach of any obligation of Employee to the Company), directly or indirectly, utilize for the benefit of any person, business, enterprise or entity other than the Company or disclose any portion or part of the Company's Proprietary Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. Furthermore, it is agreed that all data, lists, papers, memoranda, documents, and all products of Employee's skill, resulting from Employee's employment hereunder, shall be and remain the sole and exclusive property of the Company, and Employee shall execute any and all agreements and instruments that may be necessary to evidence the Company's ownership of such property.

     9. COVENANT OF NON-COMPETITION. For the period beginning on the date hereof and expiring two (2) years after the termination of Employee's employment under this Agreement (one (1) year if terminated without cause or absent a breach of any obligation of Employee to the Company), (a) Employee will not, directly or indirectly, within any parish or municipality in Louisiana set forth on Exhibit "B" or in any county or municipality of any other state or foreign jurisdiction in which customers of the Company are located or reside, solicit, induce or otherwise contact customers of the Company for the purpose of soliciting business from the Company's customers, or any other purpose whatsoever which is detrimental to the Company or its business; and (b) Employee will not, directly or indirectly, within any parish or municipality in Louisiana set forth on Exhibit "B" or in any other state or foreign jurisdiction in which the Company engages in or has engaged in business, own, manage, operate, control, be employed by, consult with, or participate in, any business, enterprise, or entity (including a sole proprietorship of Employee) which owns, operates or controls any geophysical services business, which business includes but is not limited to the provision of seismic drilling, seismic surveying, and services which are material and integral to those businesses, including aviation operations. Notwithstanding the foregoing, the Employee shall not be prohibited from owning not more than five percent (5%) of the outstanding shares of capital stock of a publicly-held corporation engaged in the business of the Company, which shares are listed for trading on a national securities exchange.

     10. REFORMATION/SAVINGS CLAUSE. The parties agree that if either the length of time or the geographical area of Employee's covenants contained herein are deemed too restrictive by any court of competent jurisdiction in any proceeding involving the validity of said covenants, then the court may reduce the offending restriction to the maximum restriction it deems reasonable under the circumstances so as to give the maximum permissible effect to the intentions of the parties as set forth herein, and the court may enforce such provisions as so reformed.

     11.  REMEDIES  AND  EQUITABLE  PROVISIONS.   The following  provisions
shall apply in respect of Employee's covenants and agreements contained in this Agreement:

          (a) Employee acknowledges and agrees that Employee's covenants contained in this Agreement are reasonable and necessary for the proper protection of the Company and that the Employee's agreements herein not to compete with the Company shall not hinder Employee in obtaining gainful employment at the termination of this Agreement in the event Employee shall desire such employment.

          (b) Employee acknowledges and agrees that the Company does not have an adequate remedy at law for the breach or threatened breach of Employee's covenants contained in this Agreement, and Employee therefore agrees that the Company, in addition to any other remedy which may be available to it, shall be entitled to enforce Employee's covenants by injunction or other equitable means.

     12. COMPANY INDEMNIFICATION. Company agrees to defend, indemnify and hold harmless Employee from any demand, loss, cost or expense, including, but not limited to attorney's fees, arising from or related to any claim by any former employer of Employee based on any alleged breach of any purported covenant of confidentiality and/or non-competition agreement.

     13. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail:

     If to Employee: Robert F. Nash
                     20718 Castle Bend
                     Katy, TX  77450

     If to Company: Omni Energy Services Corp.
                    4500 N.E. Evangeline Thruway
                    Carencro, LA   70520

     14. WAIVER OF BREACH. The waiver or nonenforcement by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

     15.  ASSIGNMENT.   Employee  acknowledges  that  the  services  to  be
rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

     16. SEVERABILITY. Every provision of this Agreement is entitled to be severable. The parties agree that if any term or provision hereof is held to be illegal, invalid, against public policy or unenforceable for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Agreement, and the remaining provisions of this Agreement shall not be affected thereby.

     17. AMENDMENTS. No alterations, modifications, amendments or changes herein shall be effective or binding upon the parties unless the same shall have been agreed in writing by all the parties.

     18. PARAGRAPH HEADINGS. Paragraph and other headings in this Agreement are for reference purposes only, and are in no way intended to describe, interpret, define or limit the scope or extent of any provision hereof.

     19. COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     20. APPLICABLE LAW. The Company and Employee acknowledge and agree that the law of several states could, conceivably, apply to the terms of this Agreement. In order to provide certainty with respect to the construction, interpretation and enforcement of this Agreement, it is the intention of the parties that the internal laws of the State of Louisiana shall govern the construction, interpretation, validity and enforcement of each term of this Agreement.

     21. RIGHTS CUMULATIVE. The rights of the Company hereunder shall be cumulative and the enforcement by Company of any right shall not affect in any way the ability of the Company to enforce any other right hereunder or any right or remedy of the Company at law or in equity.

     22. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may not be changed orally but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Employee has hereunto set his hand as of the day and year first above written.

                              COMPANY

                              OMNI ENERGY SERVICES CORP.


                              BY:  /S/ DAVID A. JEANSONNE
                                  ________________________
                                   DAVID A. JEANSONNE
                                   Chairman of the Board
                                and Chief Executive Officer



                                EMPLOYEE

                                  /s/ ROBERT F. NASH
                                  _______________________
                                      ROBERT F. NASH